UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2015 (January 20, 2015)

VENOCO, INC.

DENVER PARENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	Venoco, Inc. 001-33152 Denver Parent Corporation 333-191602	Venoco, Inc. 77-0323555 Denver Parent Corporation 44-0821005
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 20, 2015, Venoco, Inc. (“Venoco”) entered into an amendment to its revolving credit agreement.  The amendment provides for a waiver of Venoco’s performance of certain covenants relating to the ratio of current assets to current liabilities and the secured debt leverage ratio under the agreement as of December 31, 2014, and modifies certain other provisions of the agreement.

The amendment modifies provisions of the agreement related to certain financial covenants, including adjustments to the required leverage ratio and the notional volume of oil and gas production required to be covered by derivative contracts. In particular, the consolidated secured debt leverage ratio was amended to (i) be based on EBITDA from September 30, 2014 going forward, on an annualized basis, (ii) include as secured indebtedness amounts that may be borrowed under the agreement in addition to amounts actually borrowed, and (iii) change the maximum secured debt leverage ratio to 1.50 to 1.00 as of March 31, 2015, increasing over time to 1.85 to 1.00 as of December 31, 2015. In addition, the amendment replaces the covenants requiring a one-to-one ratio of current assets to current liabilities and a minimum interest coverage ratio with a minimum liquidity requirement of $10 million (including unrestricted cash and cash equivalents, as well as available borrowing base), but provides for payment of cash dividends during the pendency of a default under the minimum liquidity requirement as long as all other conditions are met. In addition, the amendment revises the definition of Consolidated EBITDA to include up to $5 million in advisor costs and revises the financial statement covenant to permit certain audit-related qualifying statements that were not previously permitted. Finally, the amendment contemplates an amendment fee equal to 0.25% of the borrowing base under the agreement, and requires Venoco to pay certain additional costs and expenses of the administrative agent going forward.

The foregoing is only a summary of the amendment, and does not purport to be a complete description of the amendment or the revolving credit agreement as amended.  The text of the amendment, which is incorporated by reference herein, is set forth as Exhibit 10.1 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.	Description

10.1

Seventh Amendment and Waiver to Credit Agreement, dated as of January 20, 2015, by and among Venoco, Inc., Citibank, N.A. as administrative agent, the lenders party thereto, and certain subsidiaries of Venoco, Inc. party thereto as guarantors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 23, 2015

DENVER PARENT CORPORATION
VENOCO, INC.

By:	/s/ Mark. A DePuy
Name:	Mark A. DePuy
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Seventh Amendment and Waiver to Credit Agreement, dated as of January 20, 2015, by and among Venoco, Inc., Citibank, N.A. as administrative agent, the lenders party thereto, and certain subsidiaries of Venoco, Inc. party thereto as guarantors.